Exhibit 23(b)

                                 CONSENT OF ENGINEER

               We hereby consent to the incorporation by reference in this registration statement of the references to our reports, each dated January 12, 1998, which appear in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.




           RALPH E. DAVIS ASSOCIATES, INC.

          /s/ Joseph Mustacchia, Jr.
          Executive Vice-President



          Houston, Texas
          February 18, 1999